UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2006

TERAX ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-72230	88-0475757
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

13355 Noel Road, 1370 One Galleria Tower, Dallas, TC 75240
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (214) 932-1779

Copy of correspondence to:

     Marc J. Ross, Esq.
Thomas A. Rose, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

ITEM 3.02	Unregistered Sales of Equity Securities

On May 12, 2006, Terax Energy, Inc. (the “Company”) entered into a Purchase Agreement with Paul A. Turner, Trustee, for the issuance of a promissory note in the principal amount of $2,500,000 (the “Note”) and 71,429 shares of the Company’s common stock. The Note bears interest at the rate of 12.5% per annum which is payable on repayment of the Note. The Note is due on demand after December 31, 2006 and is secured by a security interest in all of the Company’s oil and gas leases and pipeline right of ways and easements in Erath County, Texas, as well as pipeline equipment, personal property, contracts and agreements and production from the Company’s wells located on the leases. In the Event of Default, the holder of the Note has the right, but not the obligation, to seek remedies for repayment of the Note including, but not limited to, foreclosure and sale of the secured assets.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) with respect to the foregoing, pursuant to Regulation S, promulgated pursuant to the Act.

ITEM 9.01	Financial Statements and Exhibits

Exhibit	Exhibit Title of Description
Number
4.1	Promissory Note, dated May 12, 2006

10.1	Purchase Agreement between the Company and Paul S. Turner, dated May 12, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 18, 2006

TERAX ENERGY, INC.

By:	/s/ Lawrence Finn
Lawrence Finn
President, Chief Executive Officer
and Chief Financial Officer